Exhibit 4.3

ASANA, INC.

OMNIBUS AMENDMENT TO FINANCING AGREEMENTS

This Omnibus Amendment to Financing Agreements (this “Amendment”) is made and entered into as of August 31, 2020 by and among Asana, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Common Stock that are signatories hereto (the “Founders”) and the holders of the Company’s Preferred Stock that are signatories hereto (the “Investors”).

RECITALS

WHEREAS, the Company, the Founders, the Investors and certain other stockholders of the Company are parties to an Amended and Restated Investors’ Rights Agreement dated as of November 15, 2018 (the “Investors’ Rights Agreement”), an Amended and Restated Voting Agreement dated as of November 15, 2018 (the “Voting Agreement”) and an Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of November 15, 2018 (the “Right of First Refusal and Co-Sale Agreement” and, together with the Investors’ Rights Agreement and the Voting Agreement, the “Financing Agreements” and each individually a “Financing Agreement”).

WHEREAS, in anticipation of a proposed initial listing by the Company of shares of its Class A Common Stock on a national securities exchange pursuant to a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended, which does not involve an underwritten offering of securities (a “Direct Listing”), the Company, the Founders and the Investors desire to amend the Financing Agreements to provide for (i) the termination in part of the Investors Rights’ Agreement and (ii) the termination in full of the Voting Agreement and Right of First Refusal and Co-Sale Agreement upon the effectiveness of the Registration Statement.

WHEREAS, the Company, the Founders and the Investors constitute the requisite parties necessary to amend the Financing Agreements as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Investors’ Rights Agreement.

(a)

The definition of “Qualified IPO” in Section 1.1(f) of the Investors’ Rights Agreement is hereby amended in its entirety to read as follows (with blue underlined text reflecting additions and red strikethrough reflecting deletions):

“(f) The term “Qualified IPO” means either (i) a public offering by the Company of shares of its Common Stock pursuant to a registration statement under the

Securities Act, in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Restated Certificate”) or (ii) an initial listing by the Company of shares of its Class A Common Stock on a national securities exchange pursuant to a registration statement (the “Registration Statement”) under the Securities Act which does not involve an underwritten offering of securities (a “Direct Listing”).”

(b)	Section 1.3 of the Investors’ Rights Agreement is hereby amended in its entirety to read as follows (with blue underlined text reflecting additions and red strikethrough reflecting deletions):

“Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a Direct Listing, (ii) a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, (iii) a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or (iv) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 4.4, the Company shall, subject to the cut back provisions of Section 1.7(c) cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.”

2. Amendment to the Voting Agreement. Section 3.1 of the Voting Agreement is hereby amended in its entirety to read as follows (with blue underlined text reflecting additions and red strikethrough reflecting deletions):

“3.1 Termination Events. This Agreement shall terminate and have no further force or effect upon the earlier of:

(a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;

(b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; ~~or~~

(c) immediately following the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Certificate as such Restated Certificate may be amended from time to time;

(d) the consummation of a public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Restated Certificate; or

(e) the effectiveness of a registration statement under the Securities Act which does not involve an underwritten offering of securities in connection with an initial listing by the Company of shares of its Class A Common Stock on a national securities exchange.”

3. Amendment to the Right of First Refusal and Co-Sale Agreement. Section 3.1 of the Right of First Refusal and Co-Sale Agreement is hereby amended in its entirety to read as follows (with blue underlined text reflecting additions and red strikethrough reflecting deletions):

“3.1 Termination Events. This Agreement shall terminate and have no further force or effect upon the earliest to occur of any one of the following events (and shall not apply to any transfer by a Founder in connection with any such event):

(a) the consummation of a public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Restated Certificate as such Restated Certificate may be amended from time to time; ~~or~~

(b) the effectiveness of a registration statement under the Securities Act of 1933, as amended, which does not involve an underwritten offering of securities in connection with the consummation of an initial listing by the Company of shares of its Class A Common Stock on a national securities exchange; or

(c) the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Certificate to which the Investors receive cash and/or marketable securities.”

4. Confirmation of Termination. The Company, the Founders and the Investors hereby confirm and agree that, as a result of the amendments set forth herein:

(a) Each of the covenants set forth in Section 2 of the Investors’ Rights Agreement (other than the covenant set forth in Section 2.4 thereto) shall terminate as to each Holder (as defined in the Investors’ Rights Agreement) and be of no further force or effect upon the effectiveness of the Registration Statement;

(b) The Voting Agreement shall terminate and have no further force or effect upon the effectiveness of the Registration Statement; and

(c) The Right of First Refusal and Co-Sale Agreement shall terminate and have no further force or effect upon the effectiveness of the Registration Statement (and shall not apply to any transfer of shares of the Company’s Common Stock in connection with such Direct Listing).

5. Effectiveness and Effect of Amendments. This Amendment shall become effective upon the execution hereof by the Company, the Founders and the Investors. The Financing Agreements as amended hereby shall continue in full force and effect. Unless the context otherwise requires, each reference in any Financing Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to such Financing Agreement shall refer to such Financing Agreement as amended by this Amendment; provided that references in any Financing Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to “November 15, 2018”.

6. Miscellaneous. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. This Amendment (together with the Financing Agreements) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes any and all other written or oral agreements relating to the subject matter hereof existing among the parties hereto. Any term of this Amendment may be amended or waived in accordance with the terms of the applicable Financing Agreement or with the written consent of all parties hereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 200, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

The parties have executed this Amendment as of the date first written above.

ASANA, INC.

By:	/s/ Dustin Moskovitz
(Signature)

Name:	Dustin Moskovitz
Title:	Chief Executive Officer

Address:
1550 Bryant Street
San Francisco, CA 94103

SIGNATURE PAGE TO ASANA, INC.

OMNIBUS AMENDMENT TO FINANCING AGREEMENTS

The parties have executed this Amendment as of the date first written above.

DUSTIN MOSKOVITZ

/s/ Dustin Moskovitz
(Signature)

DUSTIN MOSKOVITZ ROTH IRA

By:	/s/ Dustin Moskovitz
(Signature)

Name:	Dustin Moskovitz
Title:	Authorized Person

DUSTIN A. MOSKOVITZ TTEE DUSTIN A.
MOSKOVITZ TRUST DTD 12/27/05

By:	/s/ Dustin Moskovitz
(Signature)

Name:	Dustin Moskovitz
Title:	Trustee

SIGNATURE PAGE TO ASANA, INC.

OMNIBUS AMENDMENT TO FINANCING AGREEMENTS

The parties have executed this Amendment as of the date first written above.

JUSTIN ROSENSTEIN

/s/ Justin Rosenstein
(Signature)

JUSTIN MICHAEL ROSENSTEIN TTEE
JUSTIN MICHAEL ROSENSTEIN REV TR
DTD 11/24/08

By:	/s/ Justin Rosenstein
(Signature)

Name:	Justin Rosenstein
Title:	Trustee

SIGNATURE PAGE TO ASANA, INC.

OMNIBUS AMENDMENT TO FINANCING AGREEMENTS

The parties have executed this Amendment as of the date first written above.

BENCHMARK CAPITAL PARTNERS VI, L.P.
as nominee for
Benchmark Capital Partners VI, L.P.,
Benchmark Founders’ Fund VT, L.P.,
Benchmark Founders’ Fund Vl-B, L.P.
and related individuals

By:	Benchmark Capital Management Co. VI,
L.L.C., general partner

By:	/s/ Steven Spurlock
(Signature)

Name:	Steven Spurlock
Title:	Managing Member

SIGNATURE PAGE TO ASANA, INC.

OMNIBUS AMENDMENT TO FINANCING AGREEMENTS

The parties have executed this Amendment as of the date first written above.

GENERATION IM CLIMATE SOLUTIONS
FUND II, L.P.

By: its general partner, Generation IM Climate
Solutions II GP, Ltd.

By:	/s/ Tammy Jennissen
(Signature)

Name:	Tammy Jennissen
Title:	Tammy Jennissen, Director

SIGNATURE PAGE TO ASANA, INC.

OMNIBUS AMENDMENT TO FINANCING AGREEMENTS